Exhibit 99.1
Ciphergen Biosystems, Inc.
6611 Dumbarton Circle
Fremont, California 94555
Toll-free: +1 888 864 3770
Tel: +1 510 505 2100
Fax: +1 510 505 2101
www.ciphergen.com

PRESS RELEASE
For Immediate Release:
Ciphergen Biosystems, Inc.
Sue Carruthers
Investor Relations
(510) 505 2297
NASDAQ Panel Grants Ciphergen’s Request for Listing on The NASDAQ Capital Market
Fremont, CA, August 25, 2006 — Ciphergen Biosystems, Inc. (Nasdaq:CIPH) announced today that a Nasdaq Listing Qualifications Panel has granted the company’s request to be listed on the Nasdaq Capital Market, effective with the market open on Monday, August 28, 2006. By transferring from the Nasdaq Global Market to the Nasdaq Capital Market, Ciphergen satisfies the listing requirements for the NASDAQ. The Company’s trading symbol will remain CIPH.
About Ciphergen
Ciphergen Biosystems, Inc. is focused on the discovery, development and commercialization of high-value, molecular diagnostic products to improve patient care. Ciphergen, along with its prestigious scientific collaborators, has ongoing diagnostic programs primarily in oncology with an initial focus in ovarian and prostate cancer. Based in Fremont, California, more information about Ciphergen can be found on the Web at www.ciphergen.com.
Safe Harbor Statement
Note Regarding Forward-Looking Statements: This press release contains forward-looking statements. For purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”), Ciphergen disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such forward-looking statements include statements regarding the pending listing of Ciphergen common stock on the NASDAQ Capital Market. Actual results may differ materially from those projected in such forward-looking statements due to various factors, including the risk that Ciphergen may not successfully complete the application and review process. Investors should consult Ciphergen’s filings with the Securities and Exchange Commission, including its Form 10-Q filed August 16, 2006, for further information regarding these and other risks related to the Company’s business.